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                                                                     EXHIBIT 3.3

                           CERTIFICATE OF AMENDMENT
                                    OF THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                               NEON SYSTEMS, INC.

              (Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware)

         Neon Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation"), hereby certifies the following:

         FIRST: That the board of directors of the Corporation duly adopted a resolution by vote at a meeting duly held on January 28, 2002 proposing and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended to remove Article 11 thereof and directing that the amendment proposed be considered at the next annual meeting of stockholders, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         SECOND: That the foregoing amendment to the Amended and Restated Certificate of Incorporation was duly approved by the holders of the shares of common stock of the Corporation entitled to vote thereon at the annual meeting of stockholders on March 26, 2002, (which meeting was adjourned and reconvened on April 5, 2002 for certification of the voting results) in accordance with the provisions of the Amended and Restated Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware.

         THIRD: That the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to remove Article 11 thereof.

         IN WITNESS WHEREOF, Neon Systems, Inc. has caused this certificate of amendment to be executed by the undersigned this 15th day of May, 2002.

                                  NEON SYSTEMS, INC.

                                  By:   /s/ J. Bradford Poynter
                                        ---------------------------------------
                                        J. Bradford Poynter
                                        Chief Financial Officer and Secretary